EMPLOYMENT AGREEMENT

           This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of October 30, 2007 (the "Effective Date"), by and between Forward Air Corporation, a corporation organized under the laws of the State of Tennessee (the "Company"), and Bruce A. Campbell (the "Executive").

           For and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  EMPLOYMENT.  Subject to the terms and conditions of this Agreement, Executive shall be employed by the Company as President and Chief Executive Officer of the Company and shall perform such duties and functions for the Company and any company controlling, controlled by or under common control with the Company (such companies hereinafter collectively called "Affiliates") as shall be specified from time to time by the Board of Directors of the Company. Executive hereby accepts such employment and agrees to perform such executive duties as may be assigned to him.

2.  DUTIES. Executive shall devote his full business related time and best efforts to accomplishing such executive duties at such locations as may be requested by the Board of Directors of the Company. As a part of his duties, Executive shall present a succession plan for the Company, specifically addressing every officer position of the Company, to the Board by December 1 of each year, so that the succession plan may be reviewed by the Board approximately six (6) months prior to each annual shareholders meeting of the Company. While employed by the Company, Executive shall not serve as a principal, partner, employee, officer or director of, or consultant to, any other business or entity conducting business for profit without the prior written approval of the Board of Directors of the Company. In addition, under no circumstances will Executive have any financial interest in any competitor of the Company; provided, however, that Executive may invest in no more than 2% of the outstanding stock or securities of any competitor whose stock or securities are traded on a national stock exchange of any country.  Executive may serve on two (2) boards of organizations without approval of the Board, provided that the organizations are not in competition with the Company and conduct no business with the Company.

3.  COMPANY POLICIES.  Executive shall be subject to and shall comply with all codes of conduct, personnel policies and procedures applicable to employees and/or senior executives of the Company, including, without limitation, policies regarding sexual harassment, conflicts of interest and insider trading.

4.  TERM. The term of this Agreement shall be for a fixed period from the date of its execution by both parties until 5:00 p.m. on December 31, 2010.

5.  RENEWAL.  This Agreement will be automatically extended for additional one (1) year terms unless the Executive or the Board of Directors of the Company provides written notice of non-renewal no less than six (6) months prior to the expiration of the then-pending term.

6.  COMPENSATION AND BENEFITS. As compensation for his services during the Term of this Agreement and based upon the performance of Executive and the Company during each calendar year, Executive shall be paid and receive the amounts and benefits set forth in subsections (a), (b), (c), and (d) below:

(a)  BASE SALARY.  An annual base salary ("Base Salary") of no less than Four Hundred Thousand Dollars ($400,000.00) until January 31, 2008.  Effective February 1, 2008, Executive’s Base Salary shall be Five Hundred Thousand Dollars ($500,000.00).  Executive’s Base Salary will be consistent with the salaries of the chief executive officers for companies within a peer group chosen by the Compensation Committee.  Executive’s Base Salary shall be payable in accordance with the Company’s regular payroll practices in effect from time to time for executive officers of the Company.

(b)  BONUS.  Executive shall be eligible for an annual cash bonus to be paid to him in the form of a Year-End Bonus  (“Year-End Bonus”).   Executive shall be eligible to receive a Year-End Bonus equal to fifty percent (50%) of his Base Salary upon the Company’s achievement of the performance criteria set forth in a Business Plan established by the Board of Directors for that year and upon such other criteria that the Board of Directors may establish.    Executive shall be eligible to receive a Year-End Bonus equal to one hundred percent (100%) of his Base Salary upon the Company’s achievement of the “Stretch” performance criteria established by the Board of Directors for that year and upon such other criteria that the Board of Directors may establish. The Board of Directors shall have the discretion to award a Year-End Bonus to Executive upon such other terms as the Board of Directors may establish which amount shall be consistent with the annual incentives awarded to chief executive officers of companies within a peer group chosen by the Compensation Committee.  The Year-End Bonus for each calendar year, if any, shall be paid to Executive on the later of  (1) February 28th of the immediately succeeding year or (2) within thirty days of receipt by the Company of a final financial audit of the Company’s performance for the preceding calendar year.

(c)  OTHER BENEFITS. Executive shall be entitled to vacation with pay, health insurance, fringe benefits, and such other employee benefits generally made available by the Company to its executive officers, in accordance with the established plans and policies of the Company, as in effect from time to time.

(d)  LONG TERM INCENTIVE. Executive shall be granted 200,000 stock options under the Forward Air Corporation 1999 Stock Option and Incentive Plan (the "Stock Option Plan") on the Effective Date.  Such options shall vest equally over a three (3) year period, shall have a five (5) year life and shall be made on such other terms and conditions as set forth in a stock option agreement at the time of the grant.  Moreover, such grant shall be made in accordance with the Stock Option Plan and its terms and conditions, as they may exist at the time of Executive’s exercise, sale or other disposition of any part of the grant.  Additionally, the Company reserves the right to grant and/or award additional stock options, restricted stock, restricted stock units or other long term equity award under the Stock Option Plan or such other Stock Option/Incentive Plan(s) as may be implemented by the Board of Directors from time to time, and consistent with the awards to chief executive officers of companies within a peer group chosen by the Compensation Committee.  The terms and conditions of the options, restricted stock or other form of long term incentive shall be set forth in an Agreement at the time of the grant or award and, such grant or award shall be made in accordance with the Stock Option Plan and its terms and conditions as they may exist at the time of Executive’s exercise, sale or other disposition of any part of the grant or award.

7.  TERMINATION.

(a)  BY COMPANY WITHOUT JUST CAUSE.  The Company may terminate Executive's employment hereunder, in its sole discretion, without just cause (as defined in Paragraph 7(b) below), at any time upon written notice to Executive. If, prior to the end of the Term of this Agreement, the Company terminates Executive's employment without “just cause,” the Executive shall be entitled to receive the compensation and benefits set forth in (i) through (iii) below.

(i)  Base Salary. The Executive will continue to receive his Base Salary (subject to withholding of all applicable taxes and any amounts referred to in paragraph (iii) below) for a period of one (1) year, or for the remainder of the then-pending term of this Agreement, whichever is longer with such payments to be made in the same manner paid as of the date of termination. Provided however, that such Base Salary (subject to withholding of all applicable taxes and any amounts referred to in paragraph (iii) below) shall not be paid to Executive for a period longer than two (2) years regardless of whether there are more than two (2) years remaining in the Term of this Agreement.

(ii)  Bonus. Any bonus amounts that the Executive had previously earned from the Company but which may not yet have been paid as of the termination shall not be affected by termination of Executive by the Company.

(iii)           Insurance Coverage. Any health insurance benefits coverage (including any executive medical plan, if any) provided to the Executive at his date of termination shall be continued by the Company at its expense at the same level and in the same manner as if his employment had not terminated beginning on the date of such termination and ending on the date one (1) year from the date of such termination. Any additional coverages the Executive had at termination, including dependent coverage, will also be continued for such period on the same terms. Any costs the Executive was paying for such coverages at the time of termination shall be paid by the Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this paragraph do not permit continued participation by the Executive, then the Company will arrange for other coverage at its expense providing substantially similar benefits. The coverages provided for in this paragraph shall be applied against and reduce the period for which COBRA will be provided.

(b)  BY COMPANY WITH JUST CAUSE.  Executive hereby agrees and acknowledges that if he is terminated for just cause, as defined below, prior to the end of the Term of this Agreement, then he shall be entitled to no payment or compensation whatsoever (including without limitation, acceleration of stock option exercise) from the Company under this Agreement, other than as may be due him through his last day of employment.

Definition of "Just Cause".  For purposes of this Agreement, the phrase "just cause" shall mean: (A) Executive's fraud, malfeasance, self-dealing, embezzlement or dishonesty with respect to business affairs of the Company whether or not the Company is materially harmed; (B) Executive's conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude; (C) Executive's material breach of this Agreement; (D) failure of Executive, after reasonable notice, to comply promptly with any valid and legal directive of the Board of Directors; or (E) a failure by Executive to perform adequately his responsibilities under this Agreement as demonstrated by objective and verifiable evidence showing that the business operations under Executive's control have been materially harmed as a result of Executive's gross negligence or willful misconduct.

A termination of Executive for just cause based on clauses (C), (D) or (E) of the preceding sentence shall take effect 30 days after the Executive receives from the Company written notice of intent to terminate and Company's description of the alleged cause, unless Executive shall, during such 30-day period, remedy the events or circumstances constituting cause; provided, however, that such termination shall take effect immediately upon the giving of written notice of termination of just cause under any clause if the Company shall have determined in good faith that such events or circumstances are not remediable (which determination shall be stated in such notice).

(c)  BY EXECUTIVE WITHOUT CHANGE OF CONTROL OR MATERIAL CHANGE IN DUTIES.  Executive hereby agrees and acknowledges that if he resigns without a change of control or a material change in duties, as defined below, prior to the end of the Term of this Agreement, then he shall be entitled to no payment or compensation whatsoever (including without limitation, acceleration of stock option exercise) from the Company under this Agreement, other than as may be due him through his last day of employment.

(d)  BY EXECUTIVE WITH CHANGE OF CONTROL OR MATERIAL CHANGE IN DUTIES.  Upon occurrence of an event constituting a “Change of Control” or “Material Change of Duties” as defined herein, Executive may elect to resign his employment and, agreeing to waive any other compensation, elect to receive a Change of Control Benefit or Material Change in Duties Benefit as follows:  (i) an amount equal to Executive’s Base Salary over a twelve month period, payable in installments as normal payroll over the twelve months following the date of the Change of Control or Material Change in Duties; (ii) the payment of a Year-End Bonus in an amount equal to the Year-End Bonus awarded to Executive in the prior year, which shall be payable in accordance with Paragraph 6(b) hereof; (iii) any unpaid portion of the Year-End Bonus for prior calendar years, accrued and unpaid vacation pay, unreimbursed expenses incurred and any other benefits owed to Executive pursuant to any written employee benefit plan or policy of the Company; (iv) the vested portion of Executive's stock options and the acceleration and immediate vesting of any unvested portion of Executive's stock options under Paragraph 6(d) hereof; and (v) continued coverage during the twelve month period following the date of the Change in Control  or Material Change in Duties under the Company's employee medical and life insurance plans. Executive may, in accordance with the Stock Option Plan, exercise all vested stock options.

(e)  IF EXECUTIVE DECLINES CHANGE OF CONTROL BENEFIT OR MATERIAL CHANGE IN DUTIES BENEFIT. Without limiting the generality of the foregoing, after a Change of Control or Material Change in Duties, and if Executive declines the Change in Control Benefit or Material Change in Duties Benefit, in writing, Executive shall be employed as the President and Chief Executive Officer of the Company until this Agreement expires or is terminated pursuant to the provisions of Section 7 hereof (including termination by Executive pursuant to Section 7(c)).

8.  DEFINITIONS.

(a)  “CHANGE OF CONTROL OR MATERIAL CHANGE IN DUTIES” shall be deemed to have taken place if sections (b)(i), (ii) or (iii) or section (c) below occur.

(b)  “CHANGE OF CONTROL” shall be deemed to have occurred when:

(i)           any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company, a wholly-owned subsidiary thereof, or any employee benefit plan of the Company or any of its subsidiaries becomes the beneficial owner of Company securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of the issuance of securities initiated by the Company in the ordinary course of business); or

(ii)           as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the holders of all the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transactions; or

(iii)           the Company sells all or substantially all of the assets of the Company.

(c)           “MATERIAL CHANGE IN DUTIES” shall be deemed to have occurred when the Executive is assigned any duties inconsistent in any material respect with Executive’s position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by the Company which results in a materially demonstrable diminution in such position, authority, duties or responsibilities.

(d)           “BY DEATH OR DISABILITY”  If Executive's employment is terminated due to Executive's death, the Executive's surviving spouse, or if none, his estate, shall receive the benefits payable under (i), (ii), (iii), and (iv) of Paragraph 7(a) above; provided, however, any payments due thereunder shall be made in a lump sum payment within 60 days of the Executive's death.  In addition, if the Executive's dependents are eligible to and actually elect to continue under COBRA any coverages provided under Paragraph 7(a)(iii), the Company shall pay the cost of such COBRA coverage for the period remaining under Paragraph 7(a)(iii).  If Executive's employment is terminated due to Executive's disability (as defined in the Company's long-term disability plan or insurance policy, or if no such plan or policy exists, as determined in good faith by the Board of Directors of the Company).  Executive shall be entitled to the benefits payable or to be provided under (i), (ii), (iii), and (iv) of Paragraph 7(a).  Executive or his estate, as the case may be, shall not by operation of this paragraph forfeit any rights in which he is vested at the time of his death or disability.

9.  NON-COMPETITION, NON-DISCLOSURE, AND NON-SOLICITATION.  Executive agrees to execute and be bound by the terms and conditions of the Restrictive Covenants Agreement attached hereto as Exhibit B, which is hereby made a part of this Agreement.  Upon termination of this Agreement, for whatever reason, Executive remains bound to the Non-Competition, Non-Disclosure and Non-Solicitation obligations set forth in Attachment B hereto.

10.  INJUNCTIVE RELIEF. The Executive acknowledges that his services to be rendered to the Company are of a special and unusual character which have a unique value to the Company, the loss of which cannot adequately be compensated by damages in an action at law. Executive further acknowledges that any breach of the terms of Paragraph 9, including Exhibit B, would result in material damage to the Company, although it might be difficult to establish the monetary value of the damage. Executive therefore agrees that the Company, in addition to any other rights and remedies available to it, shall be entitled to obtain an immediate injunction (whether temporary or permanent) from any court of appropriate jurisdiction in the event of any such breach thereof by Executive, or threatened breach which the Company in good faith believes will or is likely to result in irreparable harm to the Company. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Executive's agreement under this Paragraph and Paragraph 9 above.  In the event that Company institutes suit against Executive to enforce its rights hereunder and is not successful on the merits, then Company shall indemnify Executive from and against any and all costs (including attorneys fees and legal expenses) and other expenses which Executive expended in defending said action.

           11.  MISCELLANEOUS.

(a)  NOTICE. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to have been duly given when delivered personally or seven days after mailing if mailed first class by registered or certified mail, postage prepaid, addressed as follows:

           If to the Company:          Forward Air Corporation
                                                      430 Airport Road
                                                      Greeneville, TN 37745
                                                      Attention:  Legal Department

   If to the Executive:          Bruce A. Campbell
                                                      260 Regency Place
                                                      Greeneville, TN 37745

           or to such other address as either party may designate by notice to the other.

(b)  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the Executive's employment by the Company and supersedes and is in full substitution for the Employment Agreement including Exhibit A thereto, dated January 24, 2006, between the Company and Executive and any and all other prior understandings or agreements with respect to the Executive's employment.

(c)  AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto to comply with any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision, or a waiver of the provision itself, or a waiver of any other provision of this Agreement.

(d)  BINDING EFFECT. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives provided, however, that in the event of Executive’s death, the provisions of Paragraph 9 or Exhibit B shall not be binding upon Executive’s heirs or executors.  Although the non-competition, non-disclosure and non-solicitation obligations of Executive set forth in Paragraph 9 and Attachment B hereto may extend to the Company’s successors and assigns, the remaining rights and obligations of this Agreement shall not be assigned by the Executive or the Company, except for assignment by the Company to any wholly owned subsidiary.

(e)  SEVERABILITY AND MODIFICATION. If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable. In addition, to the extent that any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

(f)  FORUM SELECTION AND CHOICE OF LAW. This Agreement shall be interpreted, construed and governed by and under the laws of the State of Tennessee. Each party irrevocably (i) consents to the exclusive jurisdiction and venue of the courts of Greene County, State of Tennessee and federal courts in the Eastern District of Tennessee, in any and all actions arising under or relating to this Agreement (including Exhibit B hereto), and (ii) waives any jurisdictional defenses (including personal jurisdiction and venue) to any such action. If any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable under present or future laws effective during the Term hereof, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision as shall be legal, valid or enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon the Executive and the Company.

(g)  FAILURE TO ENFORCE.  The failure of either party hereto at any time, or for any period of time, to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provision(s) or of the right of such party hereafter to enforce each and every such provision.

(h)  COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(i)  NO CONFLICTING AGREEMENT.  The Executive represents and warrants that he is not party to any agreement, contract or understanding which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

(j)  COOPERATION IN FUTURE MATTERS.  Executive hereby agrees that, for a period of three (3) years following the date of his termination from employment for whatever reason, he shall cooperate with the Company's reasonable requests relating to matters that pertain to Executive's employment by the Company, including, without limitation, providing information of limited consultation as to such matters, participating in legal proceedings, investigations or audits on behalf of the Company, or otherwise making himself reasonably available to the Company for other related purposes. Any such cooperation shall be performed at times scheduled taking into consideration Executive's other commitments, and Executive shall be compensated at a reasonable hourly or per diem rate to be agreed by the parties to the extent such cooperation is required on more than an occasional and limited basis.  Executive shall also be reimbursed for all reasonable out of pocket expenses. Executive shall not be required to perform such cooperation to the extent it conflicts with any requirements of exclusivity of service for another employer or otherwise, nor in any manner that in the good faith belief of Executive would conflict with his rights under or ability to enforce this Agreement.

(k)  EXPENSES.  The Company shall pay all reasonable attorneys' fees and expenses incurred by Executive in connection with the negotiation and preparation of this Agreement.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

                                                                           By: /s/   Bruce A. Campbell
                              Bruce A. Campbell

                                                                           FORWARD AIR CORPORATION

                                                                  By:  /s/        Rodney L. Bell
Rodney L. Bell
                                                                           Its:           Senior Vice President and ChiefFinancial Officer

ATTACHMENT “B”

RESTRICTIVE COVENANTS AGREEMENT

This RESTRICTIVE COVENANTS AGREEMENT (this "Agreement" or this “Restrictive Covenants Agreement”) is entered into as of October 30, 2007, between Forward Air Corporation (the "Company") and Bruce A. Campbell (the "Executive") contemporaneously with and as part of the Employment Agreement between the parties to which this Restrictive Covenants Agreement is attached.

REASONS FOR THIS AGREEMENT:  During Executive's relationship with the Company, Executive has learned, will learn, or has or will have access to, important proprietary information related to the operations and business of Forward Air Corporation and its subsidiaries and affiliates (collectively, the "Company's Business"). Executive acknowledges that the proprietary customer, operations, financial, and business information that has been or will be learned or accessible has been and will be developed through the Company's expenditure of substantial effort, time and money; and together with relationships developed with customers and employees, could be used to compete unfairly with the Company. The Company's ability to sell its products on a competitive basis depends, in part, on its proprietary information and customer relationships, and the Company would not share this information, provide training or promote Executive's relationship with customers if the Company believed that it would be used in competition with the Company, which non-disclosure would cause Executive's performance and opportunities to suffer. Further, the value of the Company to any potential buyer will be based in part upon the restrictive covenants and commitments contained herein.

In consideration of employment or continued employment and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree:

1.  DEFINITIONS:  For this Restricted Covenants Agreement, the following terms shall have the meaning specified below:

(a)  PERSON:  Any individual, corporation, limited liability company, partnership, joint venture, association, unincorporated organization or other entity.

(b)  TERMINATION DATE:  The date of Executive's termination of employment from the Company, whether such termination is voluntary or involuntary, whether with or without cause, and whether before or after the expiration of the Term of the Executive's Employment Agreement.

(c)  CUSTOMERS:  All customers of the Company who did business with the Company during the one year period immediately prior to the Executive's Termination Date.

(d)  CONFIDENTIAL INFORMATION:  “Confidential information” as defined herein shall exclude company trade secrets and is defined as such other information not rising to the level of a trade secret, relating to the Company's customers, operation, finances, and business that derives value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data, formulas, patterns, compilations (including compilations of customer information), programs (including fulfillment and marketing programs), devices, methods (including fulfillment methods), techniques, processes, financial data (including sales forecasts), or lists of actual or potential customers or suppliers (including identifying information about those customers), whether or not reduced to writing. Confidential Information includes information disclosed to the Company by third parties that the Company is obligated to maintain as confidential.

            (e)       TERRITORY:  the term "Territory" as used in this Restrictive Covenants Agreement means the continental United States and Canada. Executive acknowledges that Executive will have direct and indirect supervisory responsibility for the development of markets and to provide services to Company throughout the Territory.

             (f)       COMPETING BUSINESS:  any Person (other than the Company) providing or offering goods or services identical to or reasonably substitutable for the Company's Business.

2.  TRADE SECRETS AND CONFIDENTIAL INFORMATION: Executive shall not use or disclose the Company’s trade secrets during or after employment.  Executive shall not use or disclose Confidential Information for a period of two years following the termination of employment for any reason, except in connection with his duties performed in accordance with his Employment Agreement or except with the prior written consent of the Chairman of the Board of the Company; provided, however, Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests.

3.  RETURN OF MATERIALS:  On the Termination Date or for any reason or at any time at the Company's request, Executive will deliver promptly to the Company all materials, documents, plans, records, notes, or other papers and any copies in Executive's possession or control relating in any way to the Company's Business, which at all times shall be the property of the Company.

4.  NON-SOLICITATION OF EMPLOYEES:  During employment and for a period of thirty-six (36) months following his Termination Date, Executive will not solicit or induce or in any manner attempt to solicit or induce, any person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or at will.

5.  NON-SOLICITATION OF CUSTOMERS:  During employment and for a period of thirty-six (36) months following his Termination Date, Executive will not solicit Customers for the purpose of providing or offering products or services identical to or reasonably substitutable for the Company's Business.

6.  NON-COMPETITION:  During employment and for a period of thirty-six (36) months following his Termination Date, Executive will not, within the Territory, be employed or engaged by a Competing Business to provide services similar to those that Executive provided to the Company. Notwithstanding the foregoing, for a period of twelve (12) months following his Termination Date, Executive shall be allowed to serve on a board or consult with a Competing Business provided that the Board of Directors of the Company has given their written consent, which shall be given or withheld in the Board of Directors’ sole discretion.  Furthermore, Twelve (12) months and one (1) day after his Termination Date, Executive shall be allowed to serve on a board or consult with a Competing Business without the consent or approval of the Board of Directors of the Company.

            7.      FURTHER LIMITATIONS:  Notwithstanding any provision of this Restrictive Covenants Agreement to the contrary, if Executive’s employment is terminated (whether by the Company or by Executive) under circumstances that would entitle him to receive benefits under Executive’s Employment Agreement with the Company providing compensation and benefits for terminations following a “change in control” of the Company (as defined in such agreement), then the time periods in Paragraph 5 and 6 above shall be reduced to 12 months.

          8.      DISPARAGEMENT:  Executive shall not at any time make false, misleading or disparaging statements about the Company, including its products, management, employees, and customers.

              9.      OWNERSHIP OF CONFIDENTIAL INFORMATION:  The Executive hereby agrees that any and all improvements, inventions, discoveries, formulas, processes, methods, know-how, confidential data, trade secrets and other proprietary information (collectively "Work Product") within the scope of any business of the Company or any affiliate which the Executive may conceive or make or has conceived or made during his employment with the Company shall be and are the sole and exclusive property of the Company, and that the Executive shall, wherever requested to do so by the Company, at its expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate (i) in order to apply for, obtain, maintain, enforce or defend letters patent of the United States or any foreign country for any Work Product, or (ii) in order to assign, transfer, convey or otherwise make available to the Company the sole and exclusive right, title and interest in and to any Work Product.

           10.      FORUM SELECTION AND CHOICE OF LAW: This Agreement shall be interpreted, construed and governed by and under the laws of the State of Tennessee. Each party irrevocably (i) consents to the exclusive jurisdiction and venue of the courts of Greene County, State of Tennessee and federal courts in the Eastern District of Tennessee, in any and all actions arising under or relating to this Agreement, and (ii) waives any jurisdictional defenses (including personal jurisdiction and venue) to any such action. If any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable under present or future laws effective during the Term hereof, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision as shall be legal, valid or enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon the Executive and the Company.

IN WITNESS WHEREOF, the Company and the Executive have executed this Restrictive Covenants Agreement as of the date first written above.

By: /s/ Bruce A. Campbell
Bruce A. Campbell

FORWARD AIR CORPORATION

By:  /s/      Rodney L. Bell
Rodney L. Bell
Its:           Senior Vice President and ChiefFinancial Officer